Exhibit 10.1

CATHAY GENERAL BANCORP
2005 INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

          THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated _________between Cathay General Bancorp, a Delaware corporation (the “Company”), and ____________(the “Executive”), is entered into as follows:

WITNESSETH:

          WHEREAS, the continued employment of the Executive is considered by the Company to be important for the Company’s continued growth; and

          WHEREAS, in order to give the Executive an incentive to continue in the employ of the Company and to assure his or her continued commitment to the success of the Company, the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Executive shall be granted a stock award (“Stock Award”) covering shares of the Company’s common stock (the “Shares”), subject to the restrictions stated below and in accordance with the terms and conditions of the 2005 Incentive Plan (the “Plan”).  Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan.

          THEREFORE, the parties agree as follows:

1.        Grant of Stock Award.  Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Executive the Stock Award covering _________ Shares and hereby issues such Shares to the Executive.

2.        Vesting Schedule.  Subject to Executive not experiencing a Termination of Employment during the following vesting term, the interest of the Executive in the Shares shall vest as follows:  _________________.

3.        Termination.  In the event of the Termination of Employment of the Executive, all of the Shares held by the Executive which have not vested and which remain forfeitable as of the date of Termination of Employment shall be forfeited to the Company as of such date, without payment by the Company of any amount with respect thereto.  Any forfeiture will be effected by the Company in such manner and to such degree as the Administrator, in its sole discretion, determines, and will in all events (including as to the provisions of this Section 3) be subject to Applicable Laws.  To enforce any restrictions on the Shares, the Administrator may require the Executive to deposit the certificates representing the Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated.  The Administrator may also cause a legend or legends referencing the restrictions be placed on the certificates.

4.        Transfer Restrictions.  Except as otherwise provided for in this Agreement, the Shares or rights granted hereunder may not be sold, pledged or otherwise transferred until the Shares become vested and nonforfeitable in accordance with Sections 2 and 3.

5.        Stockholder Rights.  The Executive shall be entitled to all of the rights and benefits generally accorded to stockholders with respect to the Shares.  All dividends on Shares that are subject to any restrictions, including vesting, shall be subject to the same restrictions, including those set forth in Section 2, as the Shares on which the dividends were paid.

6.        Taxes.

          (a)          The Executive shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Shares hereunder.  In the event that the Company or the Employer (as defined below) is required to withhold taxes as a result of the grant or vesting of the Shares, or subsequent sale of the Shares, the Executive shall surrender a sufficient number of whole Shares or make a cash payment as necessary to cover all applicable required withholding taxes and required social security insurance contributions at the time the restrictions on the Shares lapse (or at such other time as required by Applicable Law), unless alternative procedures for such payment are established by the Company.  The Executive will receive a cash refund for any fraction of a surrendered Share not necessary for required withholding taxes and required social security insurance contributions.  To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, the Executive authorizes the Company, its Affiliates and Subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social security insurance contributions from the Executive’s compensation.  The Executive agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

          (b)          The Executive understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any forfeiture restrictions on the Shares lapse.  In this context, “restrictions” mean the forfeiture obligation in the event of the Termination of Employment of the Executive as set forth in Section 3 of this Agreement and the restriction on transferability as set forth in Section 4 of this Agreement.  The Executive understands that the Executive may elect to be taxed at the time the Shares are issued, based on the value of the Shares at the issuance date rather than when and as the forfeiture restrictions lapse (on the vesting dates), by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of issuance.  The Executive acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to issuance and vesting of the Shares hereunder, and does not purport to be complete.  The Company has directed the Executive to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Executive may reside, the tax consequences of the Executive’s death, and the decision as to whether or not to file an 83(b) Election (as well as appropriate advice and assistance with the actual filing of any such 83(b) Election) in connection with the issuance of the Shares.

          (c)          Regardless of any action the Company or the Executive’s employer (the “Employer”) takes with respect to any or all income tax, social security insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Executive acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Executive’s responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this issuance of Shares, including the vesting of the Shares or the subsequent sale of the Shares; and (ii) do not commit to structure the terms or any aspect of this issuance of Shares to reduce or eliminate the Executive’s liability for Tax-Related Items.  Prior to the vesting of the Shares, the Executive shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Executive’s participation in the Plan or the Executive’s receipt of Shares that cannot be satisfied by the means previously described.  The Company may refuse to deliver the Shares if the Executive fails to comply with the Executive’s obligations in connection with the Tax-Related Items.

7.        Data Privacy Consent.  The Executive hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Executive’s personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Executive’s participation in the Plan.  The Executive understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Executive, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all options or any other entitlement to Shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Executive’s favor for the purpose of implementing, managing and administering the Plan (“Data”).  The Executive understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Executive’s country or elsewhere and that the recipient country may have different data privacy laws and protections than the Executive’s country.  The Executive understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting _______.  The Executive authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Executive’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Executive may elect to deposit any Shares acquired under the Plan.  The Executive understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan.  The Executive understands that he or she may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting ____________, in writing.  The Executive understands that refusing or withdrawing consent may affect the Executive’s ability to participate in the Plan.  For more information on the consequences of refusing to consent or withdrawing consent, the Executive understands that he or she may contact ______________.

8.        Plan Information.  The Executive acknowledges that he or she has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at:  http://www.cathaybank.com, then selecting “About Us” and “Investor Information.”  The Executive acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to ______________.

9.        Acknowledgment and Waiver.  By accepting this grant of a Stock Award, the Executive acknowledges and agrees that:

          (a)          the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

          (b)          the grant of Stock Awards is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Awards or Shares, even if Stock Awards or Shares have been granted repeatedly in the past;

          (c)          the Executive’s participation in the Plan shall not create a right to further employment with Employer, shall not create an employment agreement between the Executive and his or her Employer and shall not interfere with the ability of Employer to terminate the Executive’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

          (d)          Stock Award grants, Shares and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of the Executive’s employment contract, if any; and Stock Award grants, Shares and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

          (e)          in consideration of this grant of a Stock Award, no claim or entitlement to compensation or damages shall arise from termination of this Stock Award or diminution in value of the Shares resulting from Termination of Employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Executive irrevocably releases the Company and the Executive from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Executive shall be deemed irrevocably to have waived any entitlement to pursue such claim; and

          (f)          notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary Termination of Employment (whether or not in breach of local labor laws), the Executive’s right to receive benefits under this Agreement, if any, will terminate effective as of the date that the Executive is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary Termination of Employment (whether or not in breach of local labor laws), the Executive’s right to receive benefits under this Agreement after Termination of Employment, if any, will be measured by the date of termination of the Executive’s active employment and will not be extended by any notice period mandated under local law.

10.       Miscellaneous.

          (a)          The Company shall not be required to treat as the owner of Shares, and associated benefits hereunder, any transferee to whom such Shares or benefits shall have been so transferred in violation of this Agreement.

          (b)          The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

          (c)          Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Executive at his or her address then on file with the Company.

          (d)          The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Executive with respect to the subject matter hereof, and may not be modified adversely to the Executive’s interest except by means of a writing signed by the Company and the Executive.  This Agreement is governed by the laws of the state of Delaware.  In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern.  Certain other important terms governing this contract are contained in the Plan.

          (e)          If the Executive has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

          (f)          The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

CATHAY GENERAL BANCORP

Accepted by Executive:
By

[Officer Name]
[Title]

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